Exhibit 99.2

This presentation includes certain statements that are not historical facts but are considered forward-looking statements under U.S. federal securities laws. These statements are based on various assumptions and on the current expectations of the respective management of ANSC and AFA, and are provided for illustrative purposes only. Actual results may differ significantly from the matters discussed in these forward-looking statements, and no duty is undertaken to update these statements, except as required by law. Factors and risks that could cause actual results to differ materially from expectations are disclosed in greater detail in the “Important Notice & Disclaimer” and “Risk Factors” sections of the presentation.

David Leuschen:

Hello everybody, I’m David Leuschen, Chairman of Agriculture & Natural Solutions Corp. I’m here along with Bert Glover, who’s the CEO of ANSC, and today, over the next half hour or so, we are going to explain why we are so excited as part of ANSC to be acquiring Australian Food and Agriculture Company Limited. I’m going to start in the presentation with page five. In this presentation, we’re going to go briefly over five subjects. One, set the stage as to why we are using a SPAC to pursue Ag decarb and why AFA is so attractive as the first acquisition. Two, we’re going to talk about the overall Ag decarb environment and why Australia in particular is so attractive. Three, we’re going to talk about our vision for ANSC with the AFA acquisition and then beyond that. Four, we’re going to explain the particular factors that make AFA so attractive as an acquisition. And then lastly, we’re going to tell you what we intend to do with AFA.

If I flip over to page six, one of the questions we always get is, why are we using a SPAC to make this acquisition? And why now? Why now? We all know the urgency around climate. 2023 was the hottest ever. 2024 looks worse. If we don’t get agriculture, which is about a third of the climate problem, to change or move the needle in the near future, it’s going to be impossible to meet some of the goals of the Paris Accords, etc. And then with the evolution of the SPAC market where there were some 700 SPACs competing for business a year or two ago, we’re really down to where there is no SPAC on SPAC competition. So proper valuations are afforded to us again.

So that’s why now. Why Ag? It’s larger than energy and transport as a climate solution. No one understands it. Nothing has changed in the business in my 73 years of being around agriculture. There’s very little money in the sectors. Over 70% of all decarb money goes to energy and transport. Yet it is a huge potential carbon sink. Lastly, the land, meaning the land is available, the data and inspired managers like Bert and his team and others are available for the first time. So that’s why we are focused on agriculture. Why a SPAC? There’s huge speed and scale advantages versus private equity. Investors are looking for real assets with tangible value today with SPACs. They’ve been burned in the technology side. They’re looking for real businesses where there’s risk mitigation on the downside.

And then the last point I just made is the old 700 SPACs are gone. So this really is a reasonable, fairly valued market. Why us? We, together with Impact Ag, have huge alpha in the space. Most of us have spent our lifetimes in agriculture, some 25 of us in the combined business. We are an overwhelming force in terms of large deal experience. We have unique Ag relationships around the world, and we have differentiated deal flow in Ag. If I flip now to page seven, this shows why Ag and natural capital are needle movers for carbon capture. Simply put, it’s the law of large numbers. We need to reduce carbon by 18 gigatons a year to move toward net zero, as shown in the slide. To get there requires either “A,” cut human-caused emissions by half, or “B,” cut naturally released emissions, which is where Ag resides by only 2.5%. I like “B,” and that’s why we’re doing what we’re doing where we can move the needle in a meaningful way.

If we flip over to page nine, this page shows how Ag and especially farmland is woefully underrepresented in the public markets. Ag as a sector is 4.4% of nominal world GDP, but yet it’s only 0.2% of institutional investment dollars. It should be 22 times larger in terms of public market exposure. We mean to change that and changing it means that greater public exposure will mean greater access to capital for investing in Ag as a decarb sector. If I flip over to page 10, this page shows why Ag is so attractive as a public investment. There are five reasons for that attraction. Number one, it has a low correlation to traditional asset values. Number two, it allows inflation protection. Three, it’s insulated from macro events like we have an abundance of these days. Number four, it has embedded growth because of population and productivity increases. And number five, if you look at the results below, you see that it outperforms US equities and other equities in a meaningful way. With that, we turn it over to page 11 and I’ll turn it over to Bert.

Bert Glover:

The Australian farmland opportunity really offers political and financial stability. It’s unique in that it has regulated carbon and water markets, somewhat advanced in terms of global standards. Agriculture as an asset class, as you can see by the data, demonstrates through external shocks such as the GFC and COVID that over the long run, agriculture continues to deliver. Australia in particular has strong property rights, again, regulated markets for commodities. They’ve been strong operators and demonstrated that they are innovators working in a very challenging climate cycle and have adapted accordingly. We have access to great markets throughout Asia, having Indonesia on its doorstep, one of the largest growing economies in Asia, and effectively the Philippines, which is currently scaling up relatively fast. Australia, you can see on the bottom left, is one of the global leaders in agricultural production. Second in the world for both wool and barley, along with sheep meat. Tenth for sorghum, fifth in the world for wheat, sixth for cotton, and sixth for beef. These are all commodities that are grown at AFA, which we will talk to in a minute.

If you flip over now to page 12, the Australian property market, based on the research, is somewhat undervalued. You can see by the top left chart that over time Australia has continued to outpace other markets. And in terms of AFA, our target, you can see that on a per acre basis, we are looking to acquire around $930 an acre. That is well below other markets. In particular, in New South Wales over the last 20 years, we have seen an 8% compound annual growth rate. AFA is approximately 550,000 acres. And again, it looks to be able to be purchased for $930 an acre. If we flip over to page 13, David will take over.

David Leuschen:

Page 13 is a chart that we showed you all that were in our initial IPO back in November. This is a chart which shows the traditional return profile from farm and ranch lands historically. The first two bars, the first two green bars, which are lightly shaded in gray, are what we call the plank under our rear, or the kind of worst case of what one can generate out of a traditional farming and ranching operation through the combination of primary production of whatever produce you are pursuing and capital appreciation. These returns generally are in the order of 5% to 10% annually. All of the next seven bars to the right of those two bars, though, are theoretically what we can do to enhance value: carbon, renewables, biodiversity credits, product premium, capital appreciation premium, etc.

That is what we’re going to talk about more specifically with respect to AFA when we get to that page. That is our alpha in how we’re going to make this hopefully into a very, very attractive return for our investors. If we look over to page 14, this is our vision for ANSC from the acquisition of AFA and beyond. It has four building blocks. First, we are very excited, obviously, to announce last week AFA as our de-SPAC transaction. That is building block number one. But we’ve already evaluated nearly 100 other priority opportunities in ag decarb number two. The third building block is we’re seeking to control up to a million acres in the next 24 months.

That will make us a very large player in the agricultural decarb business. And then finally, our ultimate goal is to become the world’s largest Ag carbon premium product operating upside play. If we flip over to page 15, these were the themes that we showed investors in the IPO of ANSC in November. The seven or so things that we prioritized as a way to pursue agriculture decarbonization and create investments that are extremely attractive. AFA hits virtually every one of these. Number one, downside protection from world class assets. Number two, a huge untapped decarbonization play. Almost half the acreage, almost 300,000 acres, is subject to decarbonization through soil carbon. Number three, we have very, very highly attractive water assets. Number four, a lot of low hanging fruit in terms of operations through optimization and growing out the stocking levels at the ranch.

Number five, the AFA assets are highly diversified via products, weather, etc., so that we again have that, if you will, plank under our rear in terms of being well hedged in terms of weather cycles. Six, the premiumization opportunity is enormous here. AFA is by and large the creator of the Merino brand. Ninety-five percent of all Merino sheep branding comes out of the AFA operations and that is the premium wool in the world. We’ll talk more about that in a minute. Number seven, there’s great renewable upside with wind and solar on the ranch that we’ll talk about later. And then last, via the Impact Ag people and others that we have on the team, we think we have the right killer managers to drive the economic rent to what we want to see in this business. With that, I’m going to hand back over to Bert.

Bert Glover:

So under page 16, AFA is an aggregation of premium assets in a really undervalued market. As mentioned earlier, over 550,000 acres of land. That is across 14 properties which complete three aggregations. It has 45,000 acre feet of water entitlements, all quite diverse in both their source and how they are structured. We have over 247,000 total carrying capacity dry sheep equivalent. That is across Southern and Northern New South Wales in Australia. The company was founded in 1993 by Colin Bell and over that period of time, they have built a diversified Ag business that helps manage downside risk but also takes upside opportunity. And this is one of the reasons this is attractive to us. It has, as mentioned, it’s got exposure to our regulated water market. And moving forward, as David mentioned, we will be able to participate in the regulated Australian carbon market.

It’s a premium wool business with its genetics tracing back to 1861. In its diversity, it has large cropping operations of summer crops such as corn, cotton and rice, winter crops such as wheat, barley, chickpeas, mung beans, produces lamb, sheep meat, wool and beef. It’s an ideal acquisition for the SPAC. It’s 40 times as large as Manhattan and as big as Rhode Island. If we flip over to the next page, page 17, you can see the timeline here whereby the Bell family started purchasing land throughout New South Wales in 1993. The Bell family, for context, is a large stockbroking family, wealthy family in Australia. Over the period of time, as mentioned, they have built out a diverse portfolio of assets along with acquiring more water assets to help not only improve production and profitability, but manage any climatic downside risk. If we flip over to page 18, I’ll quickly run through how the breakdown of the aggregation lies today.

Across the Deniliquin assets, we have close to 300,000 acres of land, primarily made up of grazing land with a small amount of cropping. The Hay aggregation is very much where the irrigated cropping land is located. Again, across 140,000 acres, majority is grazing, but there is intense irrigated cotton and rice production. Coonamble is primarily dry land grazing land and dry land cropping. Across those aggregations, you can see that there is made up of a team of close to 70 individuals. In total, there’s around 110,000 sheep made up of the commercial enterprise and the Stud Merino Enterprise. The Stud Merino enterprise is called Poll Boonoke and Wanganella. They have an auction sale every year in mid-September.

The Deniliquin aggregation has a 12,000 SCU feedlot currently being updated and close to finalization and has a large 19,000 commercial beef herd. In total, there’s close to 90,000 acres of row crop acreage. If we flip over now to page 21, we’ll talk a little bit about how ANSC and the listing of AFA is comparable to other listed agricultural companies in Australia. The one company we’ve sought to make comparison is a company called Australian Agricultural Company, a large vertically integrated beef company. One of the big differences between these two companies is that AACo is very thinly traded. It is very much dominated by insider ownership with 72% of its ownership held by private individuals, the largest individual being Joe Lewis, known for owning the Tottenham Hot Spurs in the UK. One of the other major differences is that AACo is on what we call government lease land. So it doesn’t actually have title to its land. AFA is on what we call in the US deeded land or in Australia, Torrance title land. It owns nearly all of its land. One of the larger differences between the two is its location. AFA is located in the more Mediterranean, more consistent rainfall zones of Australia, whereby AACo is located in the more harsher northern parts of Australia, influenced by the monsoonal weather. AFA is again very diversified in what it produces in its commodities, therefore exposure to multiple markets. AACo is exposed primarily to the global beef market, therefore will not be as traded, we believe, as well as AFA will be. If we flip over now, I’ll hand over to David on page 23 to talk about what we intend to do with AFA.

David Leuschen:

So let’s focus now on, as Bert said, what we intend to do. Over the last two months, we’ve had a number, a large number of our folks on the ground working on modeling out these various businesses and seeing what it is we can do to enhance the economic rent at AFA. We’re very excited to say we see seven areas of opportunity. They’re listed on page 23. First, we see an incredible amount of things we can do with both the land, existing land and water, to utilize those attractive assets to create more value, what we call capital appreciation. Secondly, as I said before, we see lots of low-hanging fruit from historic understocking of animals on the ranch, as well as a number of cost-cutting things that we can pursue and through the use of additional technology and just additional water and infrastructure development, ways that we can both enhance revenue and cut costs.

Number three, some nearly 2,000 megawatts of renewable energy development, largely through wind, exist on the ranch. Some 200 odd six megawatt turbines that we can erect. And the nice thing about Australia, at least where the AFA assets are located, is that we sit underneath two of the major existing or proposed transmission lines that run across Australia. So we don’t have the usual problems that you have with wind, where there is lots of wind, but no transmission. So we’re very excited about that. Bert mentioned that there’s some, in number four, that there’s some 300,000 acres of the 550,000-odd that we see great carbon sequestration, soil carbon and reforestation project opportunity that we can build over the next several years.

Number five, lots of biodiversity credits that can be developed. That’s something that is somewhat unique to the Australian market, but we see that it has not been something that the existing AFA management has pursued, but we will. I already mentioned that the product branding side is a huge opportunity here with the Merino brand and finding new ways to optimize or take advantage of that brand. And then the last thing is, as we see a proliferation of new Ag tech companies entering the market, some dozen or so of those companies could be very helpful in accelerating the economic rent around AFA. If we look at the next exhibit, this is the same, page 24, this is the same waterfall chart that I talked about earlier from the IPO pitch, but this one is directed specifically toward the AFA assets.

The first six green bars are AFA today, a combination of land, water, livestock, the Merino brand, the Merino brand value and infrastructure, and those six green lines, or the bulk of them are green, total the roughly $700 million Australian asset value of the ranch today. The six bars on the right though, are where I would focus your attention and where we would love to get into greater detail in subsequent meetings on where we see additional value. That is specifically appreciation from premium potential, the optimization of the operations, the roughly two gigawatts of additional renewable power that we can build, the potential to generate all those Australian carbon credits from the 300,000 acres that lends itself to that, the biodiversity credits, the premiumization of the bloodlines, particularly on the sheep side, and then the opportunity for additional value to be created out of utilizing some of the next generation Ag tech at greater scale. We think that will dramatically increase both the value of AFA, but also the financial performance of AFA over time. With that, let me switch back to Bert on page 25.

Bert Glover:

Some of the initial initiatives for AFA and our planning are focused on a $40 million capex program to take advantage of some of those opportunities David touched on. Firstly is around increasing livestock carrying capacity by 25%, which is really around optimization of underutilized land. That will be addressed by the distribution of more water infrastructure and water along with further fencing. We look to also invest in, as David said, some carbon projects, and I’ll touch on that in a bit later, but effectively looking at $20 to $30 million investment in expanding out the livestock operation for a $3 to $6 million uplift. Optimizing of the cotton cropping area is really around creating more water storage. A new 5,000 acre-feet water reservoir is planned to be developed to store more water, to optimize water in years when natural rainfall is reduced. This is one of the key initiatives of the company in scaling up its cotton acreage.

Currently 2,400 acres are under irrigated cotton. Our plan is to take that more like out to 12,000 acres. That will be a combination of new development and transitioning and substituting out of some rice production into more cotton production. Moving on to the environmental plantings and carbon program as David mentioned, we’ve early identified 300,000 acres that we believe could be in a soil carbon project. We see other opportunities across the aggregation where the highest and best use of land will be in what we call environmental plantings, another carbon credit opportunity somewhere in the vicinity of 24,000 acres. We look to move relatively quickly on that for an investment of $5 to $10 million. Thirdly, we want to look at our existing power consumption and look to convert any current diesel driven pumping mechanisms over into solar.

We think there’s some opportunities, especially with our irrigated pumping. So those are the key four initiatives of where the $40 million will be spent over the first four years as part of our development plan. Now, if we move on over to page 28, I’ll briefly discuss the Australian carbon market. The Australian carbon market was created in 2021 by the then liberal government. In 2023, the Australian government brought in its safeguard mechanism and made it a protocol for the top 215 emitters to offset their emissions by 4.9% per annum so that Australia can hit its 2030 target of removing 43% of emissions based on 2005 levels. As you can see, there is strong projections from third parties around the price of where carbon could go. There is currently 31 frameworks to participate in the market. 14 of these are related to land and nature-based solutions. So we have access to multiple protocols. If we now move over to page 31, we’ll start talking a little bit about the transaction.

David Leuschen:

So what page 31 shows you is the historical performance of AFA both on an asset appreciation basis in the upper part of the chart and historical EBITDA in the lower part of the chart. What you see is a continuous growing up and to the right asset valuation for the company over the past 10 years. You also see a relatively straightforward and relatively consistent EBITDA contribution. Obviously, this is from the old operations, not what we’re talking about doing today. This does not have any of the enhancements that we’re talking about. We’re expecting that the operation will generate these are all US dollar numbers, $17 million of EBITDA this year. After a loss year last year, where there was a lot of flooding impacting summer crops that was a colder than average summer and a very dry winter.

But Colin Bell, the patriarch of AFA and Bell Potter died in March of 2022. And the decision was made in late 2023 to sell the business. Not exactly an opportune time with a loss year to be selling a business like this. But I think that’s inured to our benefit in the price that we’ve been able to negotiate to buy AFA. And we’re going to see a very healthy EBITDA contribution this year. And all the things that Bert talked about would build on top of that over time. If we flip to the next page, page 32, you see that historically, again over the past 10 years, EBITDA has averaged a yield level of about 5%. The land valuation has averaged a 10 year internal rate of return of about 11%, giving you a 16% historical rate of return on assets.

And certainly that’s something we want to continue or build upon. If you look at page 33, this shows how diversified the business is, both as I said earlier geographically in terms of products and the whole mix of businesses.

And you can see in the chart that one year, one area may be the biggest contributor. Another year, a different area would be a huge contributor, but the diversification is a very, very significant asset to this business. Also, the just breadth of the operation geographically means that you have an ability to diversify weather patterns. You can move livestock around depending on what part of the ranch is getting the rain or not. And that’s very unusual in a ranching operation. But the size and scope of AFA is so large that it allows that weather diversification.

If we flip over to page 34, this just shows a very simple slide of the transaction overview. We are endeavoring to raise something on the order of $100 million from third parties in a PIPE. We have today $370 million in trust from the IPO last November. Rollover equity of $72 million. We have rollover debt of $79 million, and we are going to likely increase that by about $73 million. Then a small amount of rollover cash, creating a total source of about $700 million.

Obviously, if all of the SPAC cash and trust were to roll into the deal, we would have something on the order of $161 million of cash to the balance sheet, and that cash could be used for a variety of things. But if we end up having redemptions where we don’t have that cash to the balance sheet, the businesses that Bert talked about or the endeavors, the near-term endeavors, the increased cash flow are virtually all self-funding. And then the right side, it shows you just the general ownership post the deal, in the transaction, after the closing of the de-SPAC.

Then the last thing I’m going to focus on is on page 42, which is just to analogize what we’re doing here to the other real asset SPACs that we have completed in the past half a dozen years. These are all many, many multi-billion dollar businesses, in some cases, like Permian, the second largest producer in the biggest oil producing basin in the United States, the Permian Basin, all created from an initial cash and trust in the SPAC, and all very successful. You see the shareholder returns down below, and all have done very well, and all have created a new category, if you will, from a SPAC source. In the case of Permian, it was a new way to own a company in the Permian Basin. In the case of Vista, it was the first Vaca Muerta shale play midstream company in Argentina. In the case of Hammerhead, it is a premier company in the Montney Basin in Canada, and all creating new categories. And this is essentially the business that we’re pursuing with AFA and ANSC is to take ANSC to create the first real asset agricultural SPAC. And with that, we’ll conclude the presentation. Thank you for the time.

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